Filed pursuant to Rule 424(b)(5)

Registration No. 333-286431

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 24, 2025)

CareCloud, Inc.

Up to $60,000,000

Common Stock

We have entered into an At The Market Offering Agreement, dated April 13, 2026 (the “Offering Agreement”) with Citizens JMP Securities, LLC (“Citizens”) relating to the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Offering Agreement, under this prospectus supplement and the accompanying base prospectus we may offer and sell, from time to time, shares of common stock having an aggregate offering price of up to $60 million, through or to Citizens, acting as agent or principal. Sales of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the “Securities Act”, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Citizens as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Citizens is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Citizens and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Citizens for the sales of common stock sold under the Offering Agreement will be 3.0% of the gross sales price per share sold under the Offering Agreement. The net proceeds, if any, that we receive from the sales of common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Citizens. In connection with the sale of the common stock on our behalf, Citizens will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Citizens will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Citizens with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, or the Exchange Act.

The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.1 of Form S-3 is $111,401,277, which is based on 36,169,246 shares of our outstanding common stock held by non-affiliates on April 8, 2026, and the closing price of our common stock on April 8, 2026, of $3.08 per share.

You should read this prospectus supplement in conjunction with the accompanying base prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying base prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without and may only be delivered or utilized in connection with the accompanying base prospectus, including any supplements and amendments thereto.

Our common stock currently trades on the Nasdaq Global Market, with the trading symbol “CCLD.” The last reported sale price of our common stock on April 10, 2026 was $2.70 per share.

Investing in our common stock involves significant risks. You should carefully consider the risk factors on page S-8 of this prospectus supplement, our 2025 Annual Report on Form 10-K and in the documents incorporated herein by reference, before purchasing any of the common stock offered by this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Citizens Capital Markets

Prospectus Supplement dated April 14, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying base prospectus relate to the offering of our common stock. Before purchasing any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Citizens has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Citizens is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

Except as otherwise indicated or unless the context requires, as used in this prospectus supplement and the accompanying prospectus, references to “CareCloud,” “we,” “us” and “our” refer to CareCloud, Inc. and its consolidated subsidiaries.

S-1

Special Note Regarding Forward-Looking Statements

This prospectus supplement, as well as the information we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 and other documents, contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “possible,” “target,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the “Offshore Offices”) in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;

●	our ability to effectively integrate, manage and keep our information systems secure and operational in the event of a cyber-attack;

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating the recent acquisitions of MAP App, Medsphere Systems Corporation, RevNu Medical Management and other acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with our acquisitions;

●	our ability to retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to keep pace with a rapidly changing healthcare industry, including the use of artificial intelligence (“AI”);

●	our ability to maintain and protect the privacy of confidential and protected Company, client and patient information;

●	our ability to develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;

●	our ability to attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman, Stephen Snyder as Chief Executive Officer and A. Hadi Chaudhry as Chief Strategy Officer, all of which are critical to our ongoing operations and growing our business;

●	our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;

●	our ability to comply with covenants contained in our credit agreement with our senior secured lender, Citizens Bank, N.A., and other future debt facilities;

●	our ability to continue to pay our monthly dividends which were suspended in December 2023 and resumed in February 2025 to the holders of our Series A and Series B preferred stock;

●	our ability to incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general;

●	our ability to keep and increase market acceptance of our products and services;

●	changes in domestic and foreign business, market, financial, political and legal conditions; and

●	other factors disclosed in our Annual Reports on Form 10-K, including amendments, or our other filings with the Securities and Exchange Commission (the “SEC”).

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

S-2

Prospectus Supplement Summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus, including but not limited to, the risk factors beginning on page S-8 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such risk factors may be amended, updated or modified periodically in our quarterly reports on Form 10-Q with the SEC, and any amendmnet or update thereto reflectd in subsequent filings with the SEC and incorproated by reference in this prospecuts supplement and the financial data and related notes and the reports incorporated by reference in this prospectus supplement.

CareCloud, Inc. (“CareCloud” and together with its consolidated subsidiaries, the “Company”, “we”, “us” and/or “our”) is a leading provider of healthcare technology and AI-enabled revenue cycle management (“RCM”) solutions and a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (“SaaS”) platform includes RCM, practice management (“PM”), electronic health record (“EHR”), business intelligence, telehealth, patient experience management (“PXM”) solutions, digital health and complementary software tools and business services for high-performance medical groups and health systems.

At a high level, these solutions can be categorized as follows:

●	Technology-enabled business solutions, which are sometimes provided as individual offerings and often provided in combination with each other, including:

○	RCM services which include end-to-end medical billing, eligibility, analytics, and related services, all of which can be provided utilizing our technology platform or through a third-party system;
○	AI tools designed to serve as a digital healthcare assistant, helping to enhance clinical decision-making, streamline workflows, reduce administrative burdens, optimize revenue management, and promote patient-centered care;
○	EHRs, which are easy to use and sometimes integrated with our business services, and enable our healthcare provider clients to deliver better patient care, streamline their clinical workflows, decrease documentation errors and potentially qualify for government incentives for both inpatient and outpatient services;
○	PM software and related capabilities, which support our clients’ day-to-day business operations within the enterprise-level facilities outpatient service areas and financial workflows, including automated insurance eligibility software, a robust billing and claims rules engine and other automated tools designed to maximize reimbursement;
○	RCM Cloud, a highly configurable inpatient revenue cycle management software solution that focuses on up front financial accountability, real-time insurance eligibility checking, robust billing, integrated claims resolution, denial management, collection management, and dynamic work queues designed to maximize timely reimbursements;
○	HealthLine, which is a medical supply chain and inventory management system built for healthcare settings enables real-time tracking of supplies, equipment and consumables across multiple locations such as exam rooms, ambulances and storage closets;
○	Marketware, which offers a comprehensive physician strategy suite designed to support healthcare organizations in optimizing physician relationship management, streamlining recruitment and onboarding processes, and leveraging performance analytics. The platform consolidates critical data to enhance referral volume, strengthen provider engagement and drive strategic organizational growth;
○	Wellsoft, a solution for provider workflows in emergency departments and urgent care facilities has seamless integration into all major hospital IT systems and ancillary departments providing real-time patient tracking and instant lab orders, drug interaction checking and pharmacy review;
○	CareVue, a cloud-based EHR software that enhances clinical workflows for small hospitals and inpatient behavioral health facilities, driving efficiencies across inpatient settings through speech-to-text charting, e-prescribing and medication management and secure clinical communications;
○	PXM solutions designed to transform interactions between patients and their clinicians, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services, including contactless digital check-in solutions, messaging and online appointment scheduling tools;
○	CareCloud Wellness, a digital health solution which includes chronic care management interactions with certified care managers and remote patient monitoring which feeds patient data directly to the EHR (and highlights exceptions); and telehealth solutions which allowing healthcare providers to conduct remote patient visits;
○	Business intelligence and healthcare analytics platforms that allow our clients to derive actionable insights from their vast amount of data;
○	Healthcare claims clearinghouse which enables our clients to electronically scrub and submit claims and process payments from insurance companies;
○	Interoperability and data transformation software to support the complex realities of data exchange with healthcare trading partners, including labs, insurance companies, and other healthcare IT vendors;

S-3

○	Customized applications, interfaces and a variety of other technology solutions that support our healthcare clients;
○	Professional services consisting of application and advisory services, revenue cycle services, data analytic services and educational training services;
○	Workforce augmentation and on-demand staffing to support our clients as they expand their businesses, seek highly trained personnel, or struggle with staffing shortages; and
○	Managed services which include inpatient and outpatient IT services, government consulting and product development services.

●	MAP App is an industry-leading tool for benchmarking and measuring revenue cycle management performance, which was developed by the HFMA and is used by top hospitals and healthcare organizations nationwide.

●	Medical practice management services are provided to medical practices. In this service model, we provide the medical practice with appropriate facilities, equipment, supplies, support services, nurses and administrative support staff. We also provide management, bill-paying and financial advisory services. We currently provide services to three pediatric practices which comprises the Medical Practice Management segment.

Our solutions enable clients to increase financial and operational performance, streamline clinical workflows, get better insight through data, and make better business and clinical decisions, resulting in improvement in patient care and collections while reducing administrative burdens and operating costs.

The modernization of the healthcare industry is transforming nearly every aspect of a healthcare organization from policy to providers; clinical care to member services, devices to data, and ultimately the quality of the patient’s experience as a healthcare consumer. We create elegant, user-friendly applications that solve many of the challenges facing healthcare organizations. We partner with organizations to develop customized, best-in-class solutions to solve their specific challenges while ensuring they also meet future regulatory and organizational requirements and market demands.

We are able to deliver our industry-leading solutions at very competitive prices because we leverage a combination of our proprietary software, which automates our workflows and increases efficiency, together with our team of approximately 300 experienced health industry experts throughout the United States. These experts are supported by our highly educated and specialized offshore workforce of approximately 3,650 team members at labor costs that we believe are approximately one-tenth the cost of comparable U.S. employees. Our unique business model also allows us to be a leading consolidator in our industry sector, gaining us a reputation for acquiring and positively transforming distressed competitors into profitable operations of CareCloud.

Adoption of our RCM solutions requires little or no upfront expenditure by a client. Additionally, for most of our solutions and customers, our financial performance is linked directly to the financial performance of our clients, as the vast majority of our revenues are based on a percentage of our clients’ collections. The fees we charge for our complete, integrated, end-to-end solution are very competitive. We estimate that we currently provide one or more services to more than 45,000 providers, (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) practicing in approximately 2,900 independent medical practices and hospitals, representing 80 specialties and subspecialties in 50 states. In addition, we served approximately 80 clients which are not medical practices, but are primarily service organizations who serve the healthcare community. The foregoing numbers include clients leveraging any of our products or services, and are based in part upon estimates where the precise number of practices or providers is unknown.

We service clients ranging from small practices to large groups and health systems. Our clients span from the single doctor independent medical practice to large medical groups, including an enterprise special-specific healthcare organization with more than 4,600 providers located across multiple states.

On July 23, 2014, the Company under the name Medical Transcription Billing, Corp. completed its initial public offering (“IPO”) of common stock. The Company sold approximately four million shares at a price to the public of $5.00 per share.

In November 2015, the Company completed a public offering of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). The Company sold 231,616 shares at a price of $25.00 per share and received net proceeds of approximately $4.7 million. In July 2016, the Company sold an additional 63,040 shares of Series A Preferred Stock and received net proceeds of approximately $1.3 million. In 2017, the Company raised a total of $16.4 million in net proceeds from a series of additional offerings totaling approximately 765,000 shares of Series A Preferred Stock, all at $25.00 per share. In May 2017, the Company completed a registered direct offering of one million shares of its common stock at $2.30 per share, raising net proceeds of approximately $2.0 million. During 2018, 2019 and 2020, the Company issued 1,020,000, 373,000 and 1,932,000 shares of Series A Preferred Stock, respectively and received net proceeds of approximately $22.8 million, $9.6 million and $44.5 million, respectively.

S-4

During 2016, the Company purchased substantially all of the assets of MediGain, LLC, including its subsidiary Millennium Practice Management Associates, LLC and two offshore subsidiaries in India and Sri Lanka through the Company’s wholly owned subsidiary, MTBC Acquisition, Corp. In 2017, the Company purchased substantially all of the assets of Washington Medical Billing, LLC.

In 2018, the Company purchased substantially all of the assets of Orion Healthcorp, Inc., through the Company’s wholly owned subsidiaries at that time MTBC Health, Inc. and MTBC Practice Management, Corp. In 2019, the Company purchased substantially all of the assets of Etransmedia Technology, Inc. through the Company’s wholly owned subsidiary at that time MTBC-Med, Inc.

On June 21, 2019, the Company’s shareholders approved an increase in the Company’s authorized shares, from nineteen million shares (19,000,000) of common stock and four million (4,000,000) shares of preferred stock, to twenty-nine million (29,000,000) shares of common stock and seven million (7,000,000) shares of preferred stock, respectively, and the Company amended its Articles of Incorporation to reflect this change.

On January 8, 2020, through a merger with a subsidiary, the Company acquired CareCloud Corporation (“CCC”), whose name we subsequently took, which has developed a highly acclaimed cloud-based platform including EHR, PM and patient experience capabilities. The Company paid $11.9 million in cash, assumed a working capital deficiency of approximately $5.1 million and issued 760,000 shares of the Company’s Series A Preferred Stock and two million warrants for the purchase of the Company’s common stock at prices ranging from $7.50 to $10.00 per share.

On June 16, 2020, the Company purchased all of the issued and outstanding capital stock of Meridian Billing Management Co. and its affiliate Origin Holdings, Inc. (collectively “Meridian” and sometimes referred to as “Meridian Medical Management”). Meridian is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. The total consideration paid at closing was $11.9 million in cash, 200,000 shares of the Company’s Series A Preferred Stock plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price of $7.50 per share and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities with an aggregate value of approximately $4.8 million.

In February 2021, the Company’s Board of Directors approved an amendment to our Articles of Incorporation to change our name to CareCloud, Inc.

On June 1, 2021, CareCloud Acquisition, Corp. (“CAC”) entered into an Asset and Stock Purchase Agreement (“Purchase Agreement”) with MedMatica and its sole shareholder. CAC acquired (i) all of the issued and outstanding capital stock of Santa Rosa Staffing, Inc. (“SRS”), and (ii) all of the MedMatica assets that were used in MedMatica’s and SRS’ business. Certain MedMatica liabilities were also assumed under the Purchase Agreement. The total cash consideration was $10 million plus a working capital adjustment of approximately $3.8 million. The Purchase Agreement also provided for an earn-out.

On June 1, 2022, the Company’s shareholders approved an increase in the Company’s authorized shares, from twenty-nine million shares (29,000,000) of common stock to thirty-five million (35,000,000) shares of common stock and the Company amended its Articles of Incorporation to reflect this change.

On January 20, 2025, the Company’s shareholders approved an increase in the Company’s authorized shares, from thirty-five million shares (35,000,000) of common stock to eighty-five million (85,000,000) shares of common stock and the Company amended its Articles of Incorporation to reflect this change.

On March 6, 2025, the majority of the Company’s outstanding Series A Preferred Stock was mandatorily converted into approximately 26 million shares of common stock, increasing total common shares outstanding from approximately 16 million to approximately 42 million shares. The Series A Preferred Stock (formerly traded as CCLDP) was subsequently delisted from the Nasdaq Stock Market on March 21, 2025. As of the date of this prospectus supplement, three substantial Series A holders remain outstanding.

On April 1, 2025, the Company entered into an Asset Purchase Agreement with Gratius Enterprises, Inc., doing business as RevNu Medical Management (“RevNu”), pursuant to which the Company acquired certain assets of RevNu. The Company is obligated to make quarterly payments equal to twenty percent (20%) of the revenue generated from the acquired RevNu client accounts for a period of forty-two (42) months following the closing date.

S-5

On August 22, 2025, CareCloud Holdings, Inc, a newly created, indirect subsidiary of CareCloud, executed an asset purchase agreement with Medsphere Systems Corporation, (“Medsphere”). Pursuant to this agreement, CareCloud Holdings, Inc (“Holdings”) acquired certain assets and assumed certain liabilities of Medsphere, which was in the business of providing healthcare IT software and related services primarily to the U.S. inpatient and ambulatory market. The aggregate purchase price for the acquisition was $16,500,000, plus the assumption of certain liabilities. The purchase price was comprised of: (i) $8,250,000 in cash, subject to provisions as set forth in the Purchase Agreement and (ii) $8,250,000 payable by Holdings to Medsphere’s secured bank lender Wells Fargo Bank, N.A. pursuant to a Deferred Payment Agreement, bearing interest at a rate of 12% per year with a maturity date of February 20, 2026. The obligation to Wells Fargo was satisfied on September 3, 2025.

Effective October 1, 2025, the Company entered into an Asset Purchase Agreement with the Healthcare Financial Management Association to acquire MAP App. The Company paid $467,817 as consideration plus will pay potential earnouts, and assumed $353,000 of deferred revenue.

Including the employees of our subsidiaries, as of December 31, 2025, the Company employed approximately 3,650 people worldwide on a full-time basis. We also utilize the services of a small number of part time employees.

The RCM service industry is highly fragmented, with many local and regional RCM companies serving small medical practices and hospitals. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in an information technology infrastructure. Since the Company’s IPO, we have acquired 20 companies. Although the specific arrangements have varied with each transaction, typical arrangements include a discounted price, consideration which is sometimes tied to revenues from the customer relationships acquired, and structuring the acquisition as an asset purchase so as to limit our liability. We typically leverage our technology and our cost-effective offshore team to reduce costs promptly after the transaction closes, although there will be initial costs associated with the integration of the acquired business with our existing operations.

In addition to growing through acquisitions, we also drive organic growth through various strategies, including customer referrals, channel partnerships, online marketing and tradeshows. Our acquisitive growth also supports our organic growth initiatives by enhancing our capabilities, physical presence, and universe of referrals and referenceable clients.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

S-6

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you.

Issuer	CareCloud, Inc.
Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “CCLD.”
Securities Offered	Shares of common stock having an aggregate offering price of up to $60,000,000.

Manner of Offering	We have entered into an At The Market Offering Agreement, or the Offering Agreement, with Citizens relating to the sale of common stock offered by this prospectus supplement. In accordance with the terms of the Offering Agreement, under this prospectus supplement we may offer and sell common stock having an aggregate offering price of up to $60,000,000 from time to time through Citizens acting as sales agent and/or principal. Sales of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We will use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include funding potential acquisitions, loan repayments, organic growth initiatives, capital expenditures, investments and general working capital, as well as redemption of our preferred stock. Please see the section entitled “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page S-8 and in the documents incorporated by reference in this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Transfer Agent	The registrar and transfer agent in respect of the common stock is VStock Transfer, LLC.
Book Entry and Form

The common stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

S-7

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement and accompanying prospectus and in the documents we incorporate by reference into this prospectus, including our consolidated financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, before you decide to purchase our common stock. See the section of the prospectus entitled “Incorporation of Certain Information by Reference.” The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein and the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement and accompanying prospectus could materially and adversely affect our business, results of operations and financial condition. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include funding potential acquisitions, loan repayments, capital expenditures, investments and general working capital, as well as redemption of our preferred stock. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or financial condition or enhance our market value.

It is not possible to predict the actual number of shares we will sell under the Offering Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Citizens, at any time throughout the term of the Offering Agreement. The number of shares that are sold through Citizens after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Citizens in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Offering Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Offering Agreement.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that 22,222,222 shares of our common stock are sold in this offering, based on an assumed sale price of $2.70 per share, the last sale price of a share of our common stock on the Nasdaq Global Market on April 10, 2026, you will experience immediate dilution, representing the difference between the price you pay and our as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, of $1.66 per share. The exercise of outstanding stock warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

S-8

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $60 million from time to time. Because there is no minimum offering amount required pursuant to the Offering Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement as a source of financing. We estimate that the net proceeds from the sale of the shares of our common stock that we are offering may be up to approximately $58.0 million after deducting Citizens’ commission and estimated offering expenses payable by us, assuming we sell the maximum amount under the Offering Agreement.

We expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, loan repayments, organic growth initiatives, capital expenditures, investments and general working capital, as well as redemption of our preferred stock. Pending the application of the net proceeds, we may temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

S-9

Dilution

If you purchase common stock in this offering, your ownership interest will be diluted to the extent of the difference between the purchase price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2025 was $9.1 million, or $0.21 per share of our common stock.

After giving effect to the assumed sale of 22,222,222 shares of our common stock at an offering price of $2.70 per share, the last sale price of our common stock on the Nasdaq Global Market on April 10, 2026, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $67.1 million, or $1.04 per share of our common stock. This amount represents an immediate increase in the net tangible book value of $0.83 per share to our existing shareholders and an immediate dilution of $1.66 per share to new investors purchasing shares in this offering. The following table illustrates this per-share dilution:

The above illustration of dilution per share to investors participating in this offering assumes no exercise of the outstanding warrants to purchase our common stock.

Changes in the assumed public offering price of $2.70 per share would not affect our total as adjusted net tangible book value after this offering because this offering is currently limited to $60 million. However, each $1.00 increase in the assumed public offering price of $2.70 per share would increase the dilution per share to new investors by approximately $0.90 per share, assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $60 million and after deducting the placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and table are based on 42,437,949 shares of common stock outstanding as of December 31, 2025, and excludes, as of such date:

●	161,400 shares of common stock reserved for issuance pursuant to grants under our Amended and Restated Equity Incentive Plan;

●	374,683 shares of common stock reserved for future issuance under our Amended and Restated Equity Incentive Plan; and

●	4,300,000 shares of common stock issuable upon the exercise of warrants issuable to Mahmud Haq, the Executive Chairman of the Company, as consideration for Mr. Haq’s pledge of certain of his personal securities accounts to secure the Company’s obligations under a credit facilty with Citizens Bank, N.A. Such warrants have a five-year term, vesting over 12 months on a front-loaded schedule and have a $5.00 per share exercise price. The issuance of such warrants has been approved by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s Related Person Transaction Policy and also separately approved by the disinterested members of the Board.

To the extent that the warrants described above are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of common stock, the issuance of these securities could result in further dilution to our stockholders.

S-10

Plan of Distribution

We have entered into the Offering Agreement with Citizens, under which we may offer and sell up to $60,000,000 of our shares of common stock from time to time through or to Citizens acting as agent or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made (i) in privately negotiated transactions with the consent of the Company; (ii) as block transactions; or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Market or any other existing trading market in the United States for our common stock. If we and Citizens agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Offering Agreement, we will notify Citizens of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Citizens, unless Citizens declines to accept the terms of such notice in accordance with the Offering Agreement, Citizens has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Citizens under the Offering Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We or Citizens may suspend the offering of shares of common stock being made through Citizens under the Offering Agreement upon proper notice to the other party.

The settlement of sales of shares between us and Citizens is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Citizens may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Citizens a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock by Citizens. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Citizens for the fees and disbursements of its counsel, payable upon execution of the Offering Agreement, in an amount not to exceed $75,000, in addition to up to $7,500 per calendar quarter on an ongoing basis during the term of the Offering Agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Citizens under the terms of the Offering Agreement, will be approximately $207,775. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We will report at least quarterly the number of shares of common stock sold through Citizens under the Offering Agreement, the net proceeds to us and the compensation paid by us to Citizens in connection with the sales of our common stock.

Citizens is not required to sell any certain number of shares or dollar amount of our common stock, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the Offering Agreement. In connection with the sale of our shares of common stock on our behalf, Citizens will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to Citizens will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Citizens against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments Citizens may be required to make in respect of such liabilities. Citizens will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Citizens will not engage in any transactions that stabilizes shares of our common stock.

This offering of our shares of common stock pursuant to the Offering Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Offering Agreement and (ii) the termination of the Offering Agreement as permitted therein. We and Citizens may terminate the Offering Agreement at any time upon five (5) business days’ prior written notice.

Citizens and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Citizens may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Citizens may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Citizens, and Citizens may distribute the prospectus supplement and the accompanying prospectus electronically.

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s principal business address is 18 Lafayette Place, Woodmere, NY 11598.

Our common stock is listed on The Nasdaq Global Market under the symbol “CCLD.”

S-11

Legal Matters

Song P.C. will provide us with an opinion as to the legality of the securities offered under this prospectus. Citizens is being represented by Duane Morris LLP, New York, NY in connection with this offering.

Experts

The audited consolidated financial statements of CareCloud, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Tanner LLP and Rosenberg Rich Baker Berman, P.A., independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the stock offered by this prospectus supplement. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an internet website at ir.carecloud.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

S-12

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026;
●	our Current Reports on Form 8-K, filed with the SEC on January 20, 2026 (excluding such items as deemed furnished in such Form 8-K), March 12, 2026 (excluding such items as deemed furnished in such Form 8-K), March 27, 2026, March 27, 2026, April 2, 2026 and April 14, 2026;
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014, including all amendments and reports filed for purposes of updating such description;
●	the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 19, 2015, including all amendments and reports filed for purposes of updating such description; and
●	the description of our Series B Preferred Stock contained in our Form 8-K filed with the SEC on January 31, 2022, including all amendments and reports filed for purposes of updating such description.

Any statement incorporated by reference in this prospectus supplement and the accompanying prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus supplement and the accompanying prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to CareCloud, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x133.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S-13

CareCloud, Inc.

Up to $60,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Citizens Capital Markets

April 14, 2026

Filed pursuant to Rule 424(b)(5)

Registration No. 333-286431

Prospectus dated April 24, 2025

CareCloud, Inc.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell from time to time up to $250 million of common stock, preferred stock, debt securities, warrants or subscription rights in one or more offerings. When we decide to sell our securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us.

You should carefully read this prospectus and the applicable prospectus supplement before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market under the symbol “CCLD,” and our 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock is listed on the Nasdaq Global Market under the symbol “CCLDO.” On March 31, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $1.39 per share and the last reported sale price of our Series B Preferred Stock was $18.92 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves significant risks. See the “Risk Factors” section beginning on page 8, in any applicable prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference herein.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April 24, 2025.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we may sell our securities from time to time in one or more offerings up to a total dollar amount of $250 million as described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained or incorporated into this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “CareCloud,” “we,” “us,” “the registrant,” “the Company” and “our” refer to CareCloud, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

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Special Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “About This Prospectus,” “About CareCloud, Inc.,” “Risk Factors,” and “Use of Proceeds” as well as the information we incorporated by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2024 and other documents, contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties, and other factors that may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;

●	our ability to retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the “Offshore Offices”) in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;

●	our ability to maintain and protect the privacy of confidential and protected Company, client and patient information;

●	our ability to develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;

●	our ability to attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry and Stephen Snyder as Co-Chief Executive Officers, all of which are critical to our ongoing operations and growing our business;

●	our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;

●	our ability to comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank, a division of First Citizens Bank, and other future debt facilities;

●	our ability to continue to pay our monthly dividends which were suspended in December 2023 and resumed in February 2025 to the holders of our Series A and Series B preferred stock;

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●	our ability to incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to effectively integrate, manage and keep our information systems secure and operational in the event of a cyber-attack;

●	our ability to respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general;

●	our ability to keep and increase market acceptance of our products and services;

●	changes in domestic and foreign business, market, financial, political and legal conditions; and

●	other factors disclosed in our Annual Reports on Form 10-K, including amendments or our other filings with the Securities and Exchange Commission (the “SEC”).

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room.

We make available free of charge through our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.carecloud.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on April 3, 2025;
●	our Current Reports on Form 8-K, filed with the SEC on January 27, 2025, February 7, 2025 and March 6, 2025 (excluding such items as deemed furnished in such Form 8-K);
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014, including all amendments and reports filed for purposes of updating such descriptions;
●	the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 19, 2015, including all amendments and reports filed for purposes of updating such descriptions; and
●	the description of our Series B Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2022, including all amendments and reports filed for purposes of updating such descriptions.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to CareCloud, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x 134.

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About CareCloud, Inc.

CareCloud, Inc. (“CareCloud” and together with its consolidated subsidiaries, the “Company”, “we”, “us” and/or “our”) is a leading provider of technology-enabled services and generative AI solutions that redefine the healthcare revenue cycle management process. We provide technology-enabled revenue cycle management and a full suite of proprietary cloud-based solutions to healthcare providers, from small practices to enterprise medical groups, hospitals, and health systems throughout the United States. Healthcare organizations today operate in highly complex and regulated environments. Our suite of technology-enabled solutions helps our clients increase financial and operational performance, streamline clinical workflows, and improve the patient experience.

Our portfolio of proprietary software and business services includes: technology-enabled business solutions that maximize revenue cycle management and create efficiencies through platform agnostic AI-driven applications; cloud-based software that helps providers manage their practice and patient engagement while leveraging analytics to improve provider performance; digital health services to address value-based care and enable the delivery of remote patient care; healthcare IT professional services & staffing to address physician burnout, staffing shortages and leverage consulting expertise to transition into the next generation of healthcare; and, medical practice management services to assist medical providers with operating models and the tools needed to run their practice.

Our high-value business services, such as revenue cycle management, are often paired with our cloud-based software, premiere healthcare consulting and implementation services, and on-demand workforce staffing capabilities for high-performance medical groups and health systems nationwide.

Our technology-enabled business solutions can be categorized as follows:

●	Technology-enabled revenue cycle management:

○	Revenue Cycle Management (“RCM”) services including end-to-end medical billing, eligibility, analytics, and related services, all of which can be provided utilizing our technology platform and robotic process automation tools or leveraging a third-party system;

○	Medical coding and credentialing services to improve provider collections, back-end cost containment, and drive total revenue realization for our healthcare clients; and

○	Healthcare claims clearinghouse which enables our clients to electronically scrub and submit claims and process payments from insurance companies.

●	Cloud-based software:

○	Electronic Health Records, which are easy to use and sometimes integrated with our business services, and enable our healthcare provider clients to deliver better patient care, streamline their clinical workflows, decrease documentation errors, and potentially qualify for government incentives;

○	Practice Management (“PM”) software and related capabilities, which support our clients’ day-to-day business operations and financial workflows, including automated insurance eligibility software, a robust billing and claims rules engine, and other automated tools designed to maximize reimbursement;
○	Artificial intelligence (“AI”):

●	CareCloud cirrusAI is designed to serve as a digital healthcare assistant, helping to enhance clinical decision-making, streamline workflows, reduce administrative burdens, optimize revenue management, and promote patient-centered care. The functions include:

●	AI-Powered Clinical Decision Support: CareCloud cirrusAI Guide automates clinical data input, and assists clinicians in workflow tasks, providing real-time, evidence-based recommendations and personalized suggestions via Vertex AI’s generative AI tools for providers to consider. This innovation can lead to enhanced diagnosis accuracy and treatment planning.

●	AI-Powered Virtual Support Assistant: CareCloud cirrusAI Chat facilitates natural language conversations with practice staff members, offering valuable assistance in navigating CareCloud Electronic Health Records (“EHR”) workflows. This tool streamlines post-training and onboarding for new staff, reducing response times and providing real-time assistance, ultimately saving time.

●	AI-Driven Appeals: CareCloud cirrusAI Appeals generates customized appeal letters by analyzing patient claim details, the appeal’s reason, and the specific payer involved for healthcare workers to review, edit, and send. This functionality supports CareCloud’s RCM teams in optimizing providers’ RCM and securing proper reimbursement.

●	CareCloud cirrusAI integrates with CareCloud’s EHR solution, talkEHR, making it easily accessible to providers of all sizes.

○	Patient Experience Management (“PXM”) solutions designed to transform interactions between patients and their clinicians, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services, contactless digital check-in solutions, messaging, and online appointment scheduling tools;

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○	Business Intelligence (“BI”) and healthcare analytics platforms that allow our clients to derive actionable insights from their vast amount of data; and

○	Customized applications, interfaces, and a variety of other technology solutions that support our healthcare clients.

●	Digital health:

○	Chronic care management is a program that supports care for patients with chronic conditions by certified care managers that operate under the supervision of the patient’s regular physician;

○	Remote patient monitoring enables patient data collected outside the clinical setting through remote devices to be fed into their provider’s EHR to enable proactive patient care; and

○	Telemedicine solutions which allow healthcare providers to conduct remote patient visits and extend the timely delivery of care to patients unable to travel to a provider’s office.

●	Healthcare IT professional services & staffing:

○	Professional services consisting of a broad range of consulting services including full software implementations and activation, revenue cycle optimization, data analytic services, and educational training services;

○	Strategic advisory services to manage system evaluations and selection, provide interim management, and operational assessments; and

○	Workforce augmentation and on-demand staffing to support our clients as they expand their businesses, seek highly trained personnel, or struggle to address staffing shortages.

Our medical practice management solutions include:

●	Medical practice management:

○	Medical practice management services are provided to medical practices. In this service model, we provide the medical practice with appropriate facilities, equipment, supplies, support services, nurses and administrative support staff. We also provide management, bill-paying and financial advisory services.

Our solutions enable clients to increase financial and operational performance, streamline clinical workflows, get better insight through data, and make better business and clinical decisions, resulting in improvement in patient care and collections while reducing administrative burdens and operating costs.

The modernization of the healthcare industry is transforming nearly every aspect of a healthcare organization from policy to providers; clinical care to member services, devices to data, and ultimately the quality of the patient’s experience as a healthcare consumer. We create elegant, user-friendly applications that solve many of the challenges facing healthcare organizations. We partner with organizations to develop customized, best-in-class solutions to solve their specific challenges while ensuring they also meet future regulatory and organizational requirements and market demands.

We believe we have a competitive advantage, as we are able to deliver our industry-leading solutions at competitive prices because we leverage a combination of our proprietary software, which automates our workflows and increases efficiency, together with a global team that includes more than 250 experienced health industry experts onshore. These experts are supported by our highly educated and specialized offshore workforce of approximately 3,300 team members at labor costs that we believe are approximately 15% the cost of comparable U.S. employees. Our unique business model has allowed us to become a leading consolidator in our industry sector, gaining us a reputation for acquiring and positively transforming distressed competitors into an accretive acquisition.

Adoption of our RCM solutions requires little or no upfront expenditure by a client. Additionally, for most of our solutions and customers, our financial performance is linked directly to the financial performance of our clients, as the vast majority of our revenues are based on a percentage of our clients’ collections. The fees we charge for our complete, integrated, end-to-end solution are very competitive. We estimate that we currently provide one or more services to more than 40,000 providers, (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) practicing in approximately 2,600 independent medical practices and hospitals, representing approximately 2,600 practices. In addition, we served approximately 150 clients who were not medical practices, but are service organizations who serve the healthcare community. The foregoing numbers include clients leveraging any of our products or services and are based in part upon estimates in cases where the precise number of practices or providers is unknown.

On July 23, 2014, the Company, under the name Medical Transcription Billing, Corp. completed its initial public offering (“IPO”) of common stock. The Company sold approximately four million shares at a price to the public of $5.00 per share and another one million shares of its common stock in 2017 at $2.30 per share.

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In November 2015, the Company completed a public offering of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). From 2015 through 2020, the Company sold 4,384,656 shares and received net proceeds of approximately $99.3 million.

In February 2021, the Company’s board of directors approved an amendment to our Articles of Incorporation to change our name to CareCloud, Inc.

On January 31, 2022, the Company’s board of directors approved an amendment to our Articles of Incorporation and designated a new class of preferred stock. The shares of such new series of preferred stock were designated as 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) and the number of shares constituting such series were 1,640,000 shares.

On September 11, 2024, a Certificate of Amendment (the “Amendment”) to the Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Preferred Stock (the “Existing Certificate”) became effective, amending certain provisions of the Series A Preferred Stock. The title of the Existing Certificate was amended to read “Amended and Restated Certificate of Designations, Preferences and Rights of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock.” Holders of Series A Preferred Stock received similar change of control protections to those afforded to holders of the Company’s Series B Preferred Stock. The dividend of Series A Preferred Stock was amended from 11% to 8.75% per annum and the per annum dividend amount per share was amended from $2.75 to $2.1875 per share per annum. Also, the Company now has the right to exchange the shares of Series A Preferred Stock for common stock at the liquidation preference value of $25 per share, plus accrued and unpaid dividends.

On January 27, 2025, the Company’s shareholders approved an increase in the Company’s authorized shares of common stock, from thirty-five million shares (35,000,000) to eighty-five million (85,000,000) shares and the Company amended its Articles of Incorporation to reflect this change.

On March 5, 2025, the board of directors elected to proceed with the exchange of each share of Series A Preferred Stock not held by a material shareholder (the “Conversion”), into common stock. Effective March 6, 2025 at 4:01 p.m. Eastern Time (the “Conversion Effective Date”), each share of Series A Preferred Stock not held by a Material Shareholder (defined below) was automatically, without any action on the part of the holder thereof, converted into 7.3358 shares of common stock. No fractional shares were issued in connection with the Conversion. Any fractional shares of common stock that Series A Preferred Stock shareholders of record were entitled to receive were rounded up to the nearest whole number of shares of common stock in lieu of such fractional share. Individual Series A Preferred Stock shareholders who, as of the Conversion Effective Date, owned at least 100,000 shares of Series A Preferred Stock (the “Material Shareholders”), did not have their shares of Series A Preferred Stock automatically convert to common stock and retained the limited right to object to the Conversion. We converted 3,541,701 shares of Series A Preferred Stock to 25,981,246 shares of Common Stock.

On March 21, 2025, the Company filed a Form 25 with the SEC to voluntarily delist the Series A Preferred Stock since the security no longer complies with Nasdaq’s continued listing requirements following the recent Conversion of a majority of the shares of Series A Preferred Stock.

Including the employees of our subsidiaries, as of December 31, 2024, the Company employed approximately 3,650 people worldwide on a full-time basis. We also utilize the services of a small number of part-time employees.

The RCM service industry is highly fragmented, with many local and regional RCM companies serving small medical practices and hospitals. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in an information technology infrastructure. Since the Company’s IPO, we have acquired substantially all of the assets of 18 RCM companies. Although the specific arrangements have varied with each transaction, typical arrangements include a discounted price, consideration which is sometimes tied to revenues from the customer relationships acquired, and structuring the acquisition as an asset purchase so as to limit our liability. We typically leverage our technology and our cost-effective offshore team to reduce costs promptly after the transaction closes, although there will be initial costs associated with the integration of the acquired business with our existing operations.

In addition to growing through acquisitions, we also drive organic growth through various strategies, including customer referrals, channel partnerships, online marketing and tradeshows. Our acquisitive growth also supports our organic growth initiatives by enhancing our capabilities, physical presence, and universe of referrals and referenceable clients.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

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Risk Factors

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K/A, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” herein.

Use of Proceeds

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, organic growth initiatives, capital expenditures, investments and general working capital, as well as redemption of a portion of our Series A and Series B Preferred Stock. Pending the application of the net proceeds, except to the extent otherwise provided in the applicable prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	debt securities;
●	warrants; and/or
●	subscription rights.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities upon such terms as it deems advisable. Our board of directors could issue preferred stock, additional shares of voting common stock, debt securities, warrants or subscription rights at any time.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Description of our Capital Stock

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock and Series B Preferred Stock, and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock and Series B Preferred Stock, and amended and restated bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 85,000,000 shares of common stock, $0.001 par value per share, and 7,000,000 shares of preferred stock, $0.001 par value per share, of which 4,526,231 have been designated Series A Preferred Stock and 2,463,769 have been designated Series B Preferred Stock.

As of March 31, 2025, there were 42,321,129 shares of our common stock outstanding, 740,799 shares of Treasury Stock, 154,200 shares reserved for issuance pursuant to current grants under our Equity Incentive Plan, and an additional 499,683 shares reserved for issuance for future grants under the Equity Incentive Plan. There were 984,530 shares of Series A Preferred Stock outstanding. There were no shares of Series A Preferred Stock reserved for issuance pursuant to current grants under our Equity Incentive Plan. There were 1,511,372 shares of Series B Preferred Stock outstanding, 19,199 shares of Series B Preferred Stock reserved for issuance pursuant to current grants under our Equity Incentive Plan and 16,000 shares of Series B Preferred Stock reserved for issuance for future grants under the Equity Incentive Plan. Our board of directors is authorized, without stockholder approval, except as required by the listing standards of Nasdaq and any applicable securities laws, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

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Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into two classes, with staggered two year terms, as set forth in more detail under the subsection titled “Classified Board” below.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A and Series B Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A and Series B Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption. Shares of the Series A and Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. In March 2025, we converted 3,541,700 shares of Series A Preferred Stock to common stock. We have the right to redeem the remaining Series A Preferred Stock at any time for a redemption price of $25.00 per share, plus the accumulated and unpaid dividends to, but not including, the redemption date. We are not required to set aside funds to redeem the remaining Series A Preferred Stock.

Since February 15, 2025 and prior to February 15, 2026, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.50 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2026 and prior to February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.25 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. We are not required to set aside funds to redeem the Series B Preferred Stock.

Dividend Rights

Holders of shares of the Series A and Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate of 8.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.1875 per annum per share). Dividends on the Series A and Series B Preferred Stock are payable monthly on the 15th day of each month. Dividends on the Series A and Series B Preferred Stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. Any redemption of the Series A and Series B Preferred Stock by us requires payment of any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. In December 2023, the Company suspended the payment of the dividends on the Preferred Stock. The Company resumed paying monthly dividends in February 2025. As of March 31, 2025, there are 14 months of dividend payments in arrears.

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Voting Rights

Holders of the Series A and Series B Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law. Whenever dividends on any shares of Series A and Series B Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two and the holders of Series A and Series B Preferred Stock will be entitled to vote for the election of those two additional directors.

Conversion Rights

Since September 11, 2024, the Company had, at its option, the right to convert the majority of the Series A Preferred Stock into common stock at any time. The Conversion was effective on March 6, 2025. Once we converted the majority of the Series A Preferred Stock, subsequent to the conversion date, dividends ceased to accrue on shares of the Series A Preferred Stock which were converted into common stock. These shares of Series A Preferred Stock were no longer deemed outstanding and all rights as a holder of those shares were terminated. The Series B Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive or Similar Rights

No holders of the Series A and Series B Preferred Stock will, as holders of Series A and Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A and Series B Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A and Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A and Series B Preferred Stock as to liquidation rights.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, certificate of designations of the Series A and Series B Preferred Stock, or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, certificate of designations of the Series A and Series B Preferred Stock, or our amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable, in which case we may incur additional costs associated with resolving such action in other jurisdictions.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits some Delaware corporations from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	at or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board is classified into two classes of directors with staggered two year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting. The directors shall be elected by a plurality of the outstanding shares entitled to vote on the election of directors.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of 50.1% of the outstanding shares entitled to cast their vote for the election of directors.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 7,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our Series A and Series B Preferred Stock has been and is being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and the Series A and Series B Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

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Description of the Series A AND SERIES b Preferred Stock

The description of certain terms of the Series A and the Series B Preferred Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series A and Series B Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

On September 11, 2024, an amendment to our Existing Certificate became effective, amending certain provisions of the Series A Preferred Stock. The title of the Existing Certificate was amended to read “Amended and Restated Certificate of Designations, Preferences and Rights of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock.” Holders of Series A Preferred Stock received similar change of control protections to those afforded to holders of the Company’s Series B Preferred Stock. The dividend of Series A Preferred Stock was amended from 11% to 8.75% per annum and the per annum dividend amount per share was amended from $2.75 to $2.1875 per share per annum. Also, the Company received the right to exchange the majority of the shares of Series A Preferred Stock for common stock at the liquidation preference value of $25 per share, plus accrued and unpaid dividends, and the Company did exercise such right, effective March 6, 2025.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 7,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of March 31, 2025, we had 984,530 shares of the Series A Preferred Stock and 1,511,372 of the Series B Preferred Stock issued and outstanding, and 128,628 shares of Series B Preferred Stock authorized but unissued. The Preferred Stock offered hereby, when issued, delivered and paid for, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A and Series B Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A and Series B Preferred Stock or designate additional shares of the Series A or Series B Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A and Series B Preferred Stock will require approval of the holders of Series A and Series B Preferred Stock, as described below in “Voting Rights.”

Listing

Our Series B Preferred Stock trades on the Nasdaq Global Market under the symbol “CCLDO.” Our Series A Preferred Stock was delisted in March 2025 and is not currently listed on any exchange.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A and Series B Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption. Shares of the Series A and Series B Preferred Stock remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. Currently, we have the right to redeem the Series A and Series B Preferred Stock. A description of these redemption rights are described in the section entitled “Redemption” below. We are not required to set aside funds to redeem the Series A and Series B Preferred Stock.

Ranking

The Series A and Series B Preferred Stock rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

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(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A and Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A and Series B Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 8.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.1875 per annum per share). Dividends on the Series A and Series B Preferred Stock are payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A and Series B Preferred Stock, including dividends payable for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A and Series B Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends are payable to holders of record as they appear in our stock records for the Series A and Series B Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A and Series B Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A and Series B Preferred Stock will be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A and Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A and Series B Preferred Stock that may be in arrears, and holders of the Series A and Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A and Series B Preferred Stock is first credited against the earliest accumulated but unpaid dividend due with respect to those shares. The Company suspended dividends on Series A and B Preferred Stock on December 11, 2023. The Company resumed paying monthly dividends in February 2025. As of March 31, 2025, there are 14 months of dividend payments in arrears.

Future distributions on our common stock and preferred stock, including the Series A and Series B Preferred Stock, are at the discretion of our board of directors and depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A and Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A and Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A and Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A and Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A and Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A and Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

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When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A and Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A and Series B Preferred Stock, all dividends declared upon the Series A and Series B Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A and Series B Preferred Stock are declared pro rata so that the amount of dividends declared per share of Series A and Series B Preferred Stock and such other series of preferred stock that we may issue will in all cases bear to each other the same ratio that accrued dividends per share on the Series A and Series B Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the Series A and Series B Preferred Stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A and Series B Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A and Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A and Series B Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A and Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A and Series B Preferred Stock in the distribution of assets, then the holders of the Series A and Series B Preferred Stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A and Series B Preferred Stock are entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A and Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption and Exchange Right

Optional Redemption. We may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption for Series A Preferred Stock. For Series B Preferred Stock, since February 15, 2025 and prior to February 15, 2026, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.50 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2026 and prior to February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.25 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus the accrued and unpaid dividends to, but not including, the redemption date due to the suspension of the dividends.

Special Optional Redemption and Exchange Right. Upon the occurrence of a Change of Control for Series A or Series B Preferred Stock, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A or Series B Preferred Stock, as the case may be, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

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A “Change of Control” is deemed to occur for Series A or Series B Preferred Stock, as the case may be, when the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (with respect to Series A Preferred Stock, other than Mahmud Haq, the chairman of our board of directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Haq or any member of his immediate family, any beneficiary of the estate of Mr. Haq, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq or, alternatively, in the case of Series A Preferred Stock, the Series A Preferred Stock is no longer listed on the NYSE, the NYSE MKT or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq, or in the case of Series B Preferred Stock, the Series B Preferred Stock is no longer listed on the NYSE, the NYSE MKT or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

If we do not elect to redeem shares of Series A or Series B Preferred Stock upon a Change of Control, as the case may be, holders of the applicable series of Preferred Stock may, upon written notice to us, exchange some or all of the shares of their Preferred Stock into a number of shares of common stock per share of their Preferred Stock equal to the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends by (2) the Common Stock Price for such Change of Control.

The “Common Stock Price” for any Change of Control will be: (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock; and (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash, or if consideration cannot be determined or no consideration is received by holders of common stock (x) the average of the closing prices for common stock on the principal U.S. securities exchange on which common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which common stock is then traded, or (y) the average of the last quoted bid prices for common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if common stock is not then listed for trading on a U.S. securities exchange.

Redemption Procedures. In the event we elect to redeem Series A or Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A and Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series A or Series B Preferred Stock to be redeemed;

●	the redemption price;

●	the place or places where certificates (if any) for the Series A or Series B Preferred Stock are to be surrendered for payment of the redemption price;

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●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

●	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption and Exchange Right”; and

●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A or Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A or Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A or Series B Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series A or Series B Preferred Stock to be redeemed shall surrender the Series A or Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A or Series B Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A or Series B Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A or Series B Preferred Stock, those shares of Series A or Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A or Series B Preferred Stock is to be redeemed, the Series A or Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A or Series B Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A or Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A or Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A or Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A or Series B Preferred Stock shall be redeemed unless all outstanding shares of Series A or Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A or Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A or Series B Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A or Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A or Series B Preferred Stock.

Subject to applicable law, we may purchase shares of Series A and Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A and Series B Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Mandatory Exchange. The Series A Preferred Stock gives us the right to exchange Common Stock for outstanding Series A Preferred Stock. This mandatory exchange right is described below. However, holders holding at least 100,000 shares of Series A Preferred Stock are exempt from this mandatory exchange right if they provide written notice to us. Currently, the only holders of Series A Preferred Stock are holders holding at least 100,000 shares of Series A Preferred Stock. The Series B Preferred Stock does not have the same mandatory exchange right.

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We have the right, at our option, to cause the outstanding shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, to be automatically exchanged for a number of shares of Common Stock (the “Exchange Shares”) per share of Series A Preferred Stock equal to the quotient obtained by dividing (1) the sum of (a) the $25.00 per share liquidation preference, and (b) the amount of any accumulated and unpaid dividends on such share being exchanged by (2) the Exchange Price.

The “Exchange Price” shall be the volume weighted average price of the shares of Common Stock traded on the Nasdaq Global Market, or any other national securities exchange on which the shares of Common Stock are then traded (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us) for the twenty trading days ending on the first trading day immediately preceding the Mandatory Exchange Date (defined below).

To exercise the mandatory exchange right, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if neither service is available, another broadly disseminated news or press release service selected by us) announcing such mandatory exchange. We shall also provide written notice to all the holders of the Series A Preferred Stock no later than the date of the press release of our election to mandatorily exchange the Series A Preferred Stock. The exchange date in connection with a mandatory exchange (the “Mandatory Exchange Date”) shall be the date on which we issue such press release.

On and after the Mandatory Exchange Date, dividends shall cease to accrue on the Series A Preferred Stock called for a mandatory exchange and all rights of holders of such Series A Preferred Stock shall terminate except for the right to receive the Exchange Shares with certain adjustments for fractional shares. The full amount of any dividend payment with respect to the Series A Preferred Stock for which the relevant Mandatory Exchange Date occurs during the period beginning on, and including, any dividend record date for a declared dividend and ending on, and including, the corresponding dividend payment date shall be payable on such dividend payment date to the record holder of such share at the close of business on such dividend record date notwithstanding the mandatory exchange of such Series A Preferred Stock. Except as described in the prior sentence with respect to a mandatory exchange, no payment or adjustment shall be made upon exchange of Series A Preferred Stock for accumulated dividends thereon or dividends with respect to the Common Stock issued upon such exchange thereof.

If less than all of the outstanding Series A Preferred Stock is to be exchanged under the mandatory exchange right, the Series A Preferred Stock to be exchanged shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we shall determine.

Voting Rights

Holders of the Series A and Series B Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A and Series B Preferred Stock are entitled to vote, each share of Series A and Series B Preferred Stock will be entitled to one vote. In instances described below where holders of Series A and Series B Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A and Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A and Series B Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A and Series B Preferred Stock are entitled to vote as a class with respect to the election of those two directors) and the holders of Series A and Series B Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A and Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A and Series B Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A and Series B Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A and Series B Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A and Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A and Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A and Series B Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A and Series B Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A and Series B Preferred Stock in the election of such directors) under these voting rights exceed two.

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If a special meeting is not called by us within 30 days after request from the holders of Series A or Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A or Series B Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A and Series B Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A and Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A and Series B Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A and Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A and Series B Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A and Series B Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A and Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A and Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A and Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A and Series B Preferred Stock of any right, preference, privilege or voting power of the Series A and Series B Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A and Series B Preferred Stock, or the creation or issuance of any additional Series A or Series B Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A and Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A and Series B Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A and Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A and Series B Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A and Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A and Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A and Series B Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A and Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

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No Other Exchange or Conversion Rights

Except as described above under Special Optional Redemption and Exchange Right, and also under the Mandatory Exchange Right, the Series A and Series B Preferred Stock are not convertible or exchangeable into our common stock or any other security.

No Preemptive Rights

No holders of the Series A and Series B Preferred Stock will, as holders of Series A and Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors.

Book-Entry Procedures

Depository Trust Company (“DTC”) acts as the securities depository for our outstanding Series B Preferred Stock. With respect to the Series B Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agents, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

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Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, VStock and DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are currently paid directly to the remaining Series A shareholders by the Company on the relevant payment date. Dividends on the Series B Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Description of Debt securities

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidence of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file forms of indenture as exhibits to the registration statement of which this prospectus is a part if applicable. We may issue debt securities which may or may not be converted into shares of our common stock. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

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The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

●	the amount or amounts of the debt securities will be issued and interest rate and the date or dates from which interest, if any, will accrue, and the date or dates when interest is payable;
●	the date or dates on which principal is payable;
●

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

● ●

any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other specific terms of the debt securities, including terms, procedure, and limitation relating to the exchange or conversion of the debt securities.

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Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, namely, book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for shares of common stock will not have any rights of holders of shares of common stock, and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Description of Warrants

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

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Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;
●	anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock will not have any rights of holders of shares of common stock and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock.

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Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer may not necessarily be complete and may be qualified in its entirety by reference to the applicable subscription rights certificate, which may be required to file with the Securities and Exchange Commission if we offer subscription rights.

Certain U.S. Federal Income Tax Considerations

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters, dealers or agents;
●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	at a fixed price or prices, which may be changed;
●	“at the market offerings”, to or through a sales agent or market maker or into an existing trading market;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions and prices;
●	to one or more investors, including our affiliates and stockholders;
●	through any combination of any of these methods of sale; or
●	any other method permitted by applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of subscription rights.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms and conditions of the offering, including the offering price of the securities and the proceeds to us, in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Offers to purchase the securities being offered by this prospectus may be solicited directly. We may designate agents to sell the securities from time to time. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

The underwriters, broker-dealers or agents may engage in transactions with us, or perform other services for us, in the ordinary course of their business for which they receive compensation.

We have no current plans for the listing of warrants, debt securities and subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Legal Matters

Unless otherwise stated in the prospectus supplement, Song P.C. will provide us with an opinion as to the legality of the securities offered under this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of CareCloud, Inc. and subsidiaries as of December 31, 2024 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Rosenberg Rich Baker Berman, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of CareCloud, Inc. and subsidiaries as of December 31, 2023 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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